UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 2, 2010

APPLIED NATURAL GAS FUELS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-29735	88-0350286
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31111 Agoura Road, Suite 208
Westlake Village, CA 91361
(Address of principal executive offices) (Zip Code)

818-450-3650
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2010, Matthew Pliskin resigned his position as a director of Applied Natural Gas Fuels, Inc. (the “Company,” “we” or “us”). Mr. Pliskin’s resignation was not a result of any disagreement with us over policies, practices, or procedures.

Also effective November 2, 2010, Liberatore Iannarone was appointed to serve as a director of the Company until his successor is duly appointed and qualified. Mr. Iannarone was appointed by Castlerigg PNG Investments, LLC (“Castlerigg”), the beneficial owner of 26.5% of the Company’s outstanding common stock, pursuant to its right to appoint a director under the Shareholders’ Agreement, dated March 24, 2010, between the Company, Castlerigg, and Fourth Third, LLC.

Mr. Iannarone has served as associate general counsel and chief compliance officer of Sandell Asset Management Corp. (“Sandell”), an affiliate of Castlerigg, since 2008. Prior to working with Sandell, from 1999 to 2008, he worked as an attorney in private practice representing clients in acquisitions and other corporate matters. Mr. Iannarone received his law degree from Georgetown University Law Center and graduated from Gettysburg College with a B.A. in Management (accounting and finance).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Natural Gas Fuels, Inc.

Date:	November 5, 2010	By:	Cem Hacioglu
Cem Hacioglu
Chief Executive Officer